Exhibit 99.1

eGAIN ANNOUNCES FINANCIAL RESULTS FOR QUARTER AND FISCAL YEAR ENDED JUNE 2004

Mountain View, Calif. (September 16, 2004) – eGain Communications Corporation (OTC: EGAN.OB), a leading provider of customer service and contact center software, today announced financial results for the fourth quarter and fiscal year ended June 30, 2004.

Revenue for the quarter was $4.7 million, a decrease of 10% compared to $5.2 million for the quarter ended March 31, 2004 and a decrease of 12% compared to $5.4 million for the comparable year ago quarter. For the fiscal year ended June 2004, revenue was $19.6 million, a decrease of 11% compared to revenue of $22.1 million in fiscal 2003.

Net loss before dividends on convertible preferred stock for the quarter ended June 30, 2004 was $980,000, compared with $1.9 million for the same period a year ago. Net loss applicable to common stockholders was $2.8 million, or $0.77 per share, compared with $3.6 million, or $0.98 per share, for the same period a year ago. For the fiscal year ended June 30, 2004, net loss applicable to common stockholders was $12.3 million, or $3.33 per share, compared to a net loss applicable to common stockholders of $18.4 million, or $5.01 per share in fiscal 2003.

Pro forma net loss was $34,000 or $0.01 per share for the quarter ended June 30, 2004, compared to a pro forma net loss of $84,000, or $0.02 per share, for the same period a year ago. For the fiscal year ended June 2004, pro forma net loss was $563,000, or $0.15 per share, compared to $2.8 million, or $0.77 per share, in fiscal 2003. Pro forma net income (loss) figures exclude depreciation, amortization, accreted dividends, interest expense, tax expense and restructuring charges. A table reconciling the pro forma net income (loss) to GAAP net loss is included in the condensed consolidated financial statements in this release.

Total cash and cash equivalents increased by $774,000 during the fiscal year to approximately $5.2 million at June 30, 2004.

“Even though we failed to grow our top-line in a tough market, we significantly improved our operating performance over 2003 and brought our cash burn under control,” said Ashu Roy, CEO of eGain. “Equally important, we accelerated our pace of customer acquisitions to 41 in 2004 versus 28 in 2003, based on the strength of our award-winning eGain Service 6 suite. We established and developed partnerships with world-class companies such as Aspect, HP, Remedy, and Wipro to increase the reach and value of our solutions. We also saw an increase in the demand for our 6th generation eGain OnDemand™ hosted service that’s easy to start, helping our customers better serve their customers immediately.”

Fiscal 2004 Business Highlights

Products:

-	Market demand for eGain Service 6™ continued to gain momentum during the fiscal year with customers deploying the solution for eService, extended service fulfillment, and to log and track phone, fax and paper-based interactions.

-	Sustained adoption of eGain OnDemand, eGain’s 6th generation hosted offering. This solution is ideal for companies with modest customization requirements that want to minimize upfront investment and speed implementation.

Partnerships:

-	Validation of eGain’s solutions with Aspect’s Enterprise Contact Server ™. The integration will enable joint customers to unify and optimize multi-channel customer service in their contact centers.

-	Validation of eGain’s knowledge management solution with HP ServiceDesk™. The combined solution will help IT service management groups in global enterprises maximize their return on knowledge investments and promote self-service.

-	Validation of eGain’s knowledge management solution with Remedy’s Action Request System ™. The integration will improve problem resolution effectiveness and efficiencies in customer helpdesks.

-	Strategic global alliance with Wipro Technologies, combining Wipro’s leadership in system integration with eGain’s best-in-class multi-channel customer service and contact center software to deliver compelling value to customers.

Business momentum:

-	New customer acquisition increased 46% in fiscal 2004 compared to fiscal 2003.

-	eGain acquired 10 new customers in the fourth quarter of fiscal 2004, while expanding business with current customers. Among new customers acquired in the fourth quarter of fiscal 2004: Adelphia Communications Corp., eDiets.com, Inc., Emirates Airlines, Inc., Frederick’s of Hollywood, Inc., Renesas Technology Corporation, and Stata Laboratories, Inc.

-	The following represents a sample of new and existing customers, who acquired or expanded their use of eGain solutions in fiscal 2004:

ABN-AMRO Services Company, Inc., Adelphia Communications Corp., Affiliated Computer Services, Inc., AFFINA, Avista Corporation, Centrica plc, Charter Communications, Inc., Cox Newspapers, Inc., eWorld Media Holdings, Inc., GVB (Amsterdam Public Transport), IBM, La Quinta Corporation, Nokia Corporation, Portland General Electric Company, Sallie Mae Servicing, L.P., TRW Automotive Holdings Corp., Ventura (UK) and Virgin Mobile Telecoms Limited.

Industry Recognition during Fiscal Year 2004:

-	eGain Knowledge ™, the company’s pioneering knowledge management solution, received the “CRM Excellence Award” for 2004 from Customer Inter@ctions Solutions magazine, in recognition of the outstanding business benefits delivered to customers.

-	eGain Service 6 ™ suite was selected as a “product of the year” for 2003 by Customer Inter@ctions Solutions magazine for product innovation.

-	Several eGain customers were among Internet Retailer Magazine’s Best-of-the-Web Top 50 Retailing Sites for 2003.

-	Listed as a Software Magazine Top 500 vendor for 2003.

-	The company received a “promising” rating in the Gartner eService MarketScope Report published in Q1 CY2004, following a “visionary” rating in Gartner magic quadrants in 2002 and 2003.

Fourth Quarter and Fiscal 2004 Financial Highlights

Revenue:

Revenue for the quarter was $4.7 million, a decrease of 12%, compared to $5.4 million for the comparable year ago quarter. For the fiscal year ended June 2004, revenue was $19.6 million, a decrease of 11% compared to revenue of $22.1 million in fiscal 2003.

License revenue for the quarter was $743,000 representing a decrease of 50% from the comparable year-ago quarter. For the fiscal year ended June 2004, license revenue was $4.1 million, a decrease of 33% compared to license revenue of $6.1 million in fiscal 2003.

Support and services revenue for the quarter was $4.0 million, representing a 2% increase from the comparable year-ago quarter. For the fiscal year ended June 2004, support and services revenue was $15.5 million, a decrease of 3% compared to support and services revenue of $16.0 million in fiscal 2003.

International revenue accounted for 47%, and domestic revenue accounted for 53% of total revenue for the quarter, compared to 45% international revenue and 55% domestic revenue in the comparable year-ago quarter. For the fiscal year ended June 30, 2004, international revenue accounted for 48%, and domestic revenue accounted for 52% of total revenue compared to 49% and 51%, respectively, in fiscal 2003.

Cost of Revenue and Gross Profit

Gross profit for the quarter was $2.8 million or a gross margin of 60% compared to $3.3 million or 61% for the comparable year-ago quarter. Gross profit for fiscal year 2004 was $11.5 million or a gross margin of 59% compared to $10.7 million or 49% in the prior fiscal year.

Research and Development

Research and development expense for the quarter was $619,000, a decrease of $555,000 or 47% from the comparable year-ago quarter. For fiscal year 2004, total research and development expense was $2.9 million, a decrease of 50% from the prior fiscal year.

Sales and Marketing

Sales expense for the quarter was $1.6 million, a decrease of $150,000 or 8% from the comparable year-ago quarter. For fiscal year 2004, total sales expense was $7.0 million, a decrease of $1.3 million or 15% from the prior fiscal year.

Marketing expense for the quarter was $324,000, an increase of $70,000 or 28% from the comparable year-ago quarter. The total marketing expense for fiscal year 2004 was $1.3 million unchanged from the prior year.

General and Administrative

General and administrative expense for the quarter was $777,000, a decrease of $369,000 or 32% from the comparable year-ago quarter. For fiscal year 2004, total general and administrative expense was $3.4 million, a decrease of $1.4 million or 28% from the prior fiscal year.

Other Income/Expense

Other expense for the quarter was $109,000 compared to $61,000 for the comparable year-ago quarter. For fiscal year 2004, total other expense was $327,000 compared to a total of other income of $144,000 in fiscal 2003.

Earnings:

On a GAAP basis, net loss applicable to common stockholders for the June 2004 quarter was $2.8 million or $0.77 per share, compared to a net loss applicable to common stockholders of $3.6 million, or $0.98 per share in the comparable year-ago quarter. The GAAP-basis net loss applicable to common stockholders for the fiscal year ended June 2004 was $12.3 million, a reduction of $6.1 million or 33% from $18.4 million in fiscal 2003.

For the June 2004 quarter, pro forma net loss was $34,000 or $0.01 per share, compared to a pro forma net loss of $84,000 or $0.02 per share, in the comparable year-ago quarter. For the fiscal year ended June 2004, the pro forma net loss was $563,000 a decrease of 80% or $2.3 million compared to $2.8 million for fiscal 2003.

Balance Sheet

Cash:

Total cash and cash equivalents were $5.2 million at June 30, 2004, an increase of $774,000 from $4.4 million at June 30, 2003.

Days Sales Outstanding (DSO):

DSO for the June 2004 quarter was 55 days, unchanged from the comparable year-ago quarter.

Use of Non-GAAP Financial Measures

To supplement eGain’s consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), eGain uses non-GAAP pro forma net income (loss) and pro forma net income (loss) per share measures, which are not in accordance with, nor an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. eGain’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with valuable insight into eGain’s operating results. Further, these non-GAAP results are one of the primary indicators eGain’s management uses for planning and forecasting future performance. In addition, eGain has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

About eGain Communications Corporation

eGain is a provider of customer service and contact center software and services, trusted by world-class companies to achieve and sustain customer service excellence for over a decade. eGain Service 6™, the company’s software suite, available licensed or hosted, includes integrated applications for customer email management, live web collaboration, service fulfillment, knowledge management, and web self-service. These robust applications are built on the eGain

Service Management Platform ™ (eGain SMP™), designed to be a scalable next-generation framework that includes end-to-end service process management, multi-channel, multi-site contact center management, a flexible integration approach, and certified out-of-the-box integrations with leading call center, content and business systems.

Headquartered in Mountain View, California, eGain has an operating presence in 18 countries and serves over 800 enterprise customers worldwide. To find out more about eGain, visit http://www.eGain.com or call the company’s offices—United States: (888) 603-4246 ext. 9; London: +44 (0) 1753-464646; Tokyo: 81-3-5778-7590.

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Cautionary Note Regarding Forward-looking Statements

All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the challenging economic environment; the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 29, 2003, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Karen Thrash	Investor Contact: IRegain@eGain.com

650-230-7528

PR@eGain.com

eGain Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2004	June 30, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,181	$4,407
Restricted cash	12	791
Accounts receivable, net	2,876	3,270
Prepaid and other current assets	1,408	2,897

Total current assets	9,477	11,365

Property and equipment, net	473	1,192
Goodwill, net	4,880	4,880
Intangible assets, net	—	1,204
Other assets	331	397

	$15,161	$19,038

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,036	$1,486
Accrued compensation	765	864
Accrued liabilities	1,335	1,918
Deferred revenue	3,731	4,333
Current portion of accrued restructuring	86	1,194
Current portion of bank borrowings	506	1,649
Current portion of notes payable	—	78
Current portion of capital lease obligations	9	15

Total current liabilities	7,468	11,537

Related party notes payable	6,607	1,964
Capital lease obligations, net of current portion	—	10
Accrued restructuring, net of current portion	1,264	1,203
Other long term liabilities	242	243

Total liabilities	15,581	14,957

Stockholders’ equity:
Cumulative convertible preferred stock	108,755	101,371
Common stock	4	37
Additional paid-in capital	206,721	213,620
Notes receivable from stockholders	(94)	(102)
Deferred stock compensation	—	(38)
Accumulated other comprehensive income (loss)	(290)	(185)
Accumulated deficit	(315,516)	(310,622)

Total shareholders’ equity	(420)	4,081

	$15,161	$19,038

eGain Communications Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve months ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenue:
License	743	1,476	4,058	6,095
Support and Services	3,977	3,891	15,545	15,989

Total revenue	4,720	5,367	19,603	22,084
Cost of license	365	443	1,646	1,772
Cost of support and services	1,541	1,666	6,462	8,738
Cost of revenue - acquisition related	—	—	—	827

Gross profit	2,814	3,258	11,495	10,747

Operating costs and expenses:
Research and development	619	1,174	2,942	5,869
Sales and marketing	1,981	2,060	8,284	9,598
General and administrative	777	1,146	3,447	4,816
Amortization of other intangible assets	289	306	1,203	1,307
Amortization of deferred compensation	—	21	—	157
Restructuring	19	346	186	620

Total operating costs and expenses	3,685	5,053	16,062	22,367

Loss from operations	(871)	(1,795)	(4,567)	(11,620)
Non-operating income (expenses)	(109)	(61)	(327)	144

Net loss	$(980)	$(1,856)	$(4,894)	$(11,476)

Dividends on convertible preferred stock	(1,867)	(1,747)	(7,384)	(6,890)

Net loss applicable to common stockholders	$(2,847)	$(3,603)	$(12,278)	$(18,366)

Per share information:
Basic and diluted net loss per common share	$(0.77)	$(0.98)	$(3.33)	$(5.01)

Weighted average shares used in computing basic and diluted net loss per common share	3,695	3,666	3,688	3,664

Supplemental information:

Non-GAAP financial measures and reconciliation
Net loss applicable to common stockholders	(2,847)	(3,603)	(12,278)	(18,366)
Less: Amortization of other intangible assets	289	306	1,203	2,134
Amortization of deferred compensation	—	21	—	157
Amortization of prepaid licenses	250	352	1,183	1,401
Depreciation	123	666	1,060	3,940
Dividends on convertible preferred stock	1,867	1,747	7,384	6,890
Interest and Tax	265	81	699	308
Restructuring costs	19	346	186	620
Costs associated with employee transfers to India	—	—	—	88

Pro forma net income / (loss):	(34)	(84)	(563)	(2,828)

Basic and diluted pro forma net income / (loss) per common share	$(0.01)	$(0.02)	$(0.15)	$(0.77)